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                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549





                                   Form 8-K

                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                         Date of Report: July 7, 1994






                     MCDONNELL DOUGLAS FINANCE CORPORATION
            (Exact name of registrant as specified in its charter)


      Delaware              95-2564584              0-10795
 (State or other	(I.R.S. Employer	(Commission File No.)
 jurisdiction of	Identification No.)
 incorporation)


    4060 Lakewood Boulevard, 6th Floor - Long Beach, California 90808-1700
                   (Address of principal executive offices)

                                 310-627-3225
          (Registrant's telephone number, including area code)
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Item 5.  Other Events

Thomas J. Motherway has been named president of McDonnell Douglas Finance Corporation (the "Finance Company") and its parent company, McDonnell Douglas Financial Services Corporation; he will remain president of McDonnell Douglas Realty Company (the "Realty Company").

To streamline operations, McDonnell Douglas has placed the Finance Company and the Realty Company under common leadership. The Finance Company will continue to focus on financing company products, principally commercial aircraft, as well as commercial equipment leasing, while the Realty Company will continue to emphasize real estate services for the core operations of McDonnell Douglas. This combination is designed to make efficient use of common personnel skills and borrowing capacity.

In his expanded role, Motherway will report to Herbert J. Lanese, executive vice president and chief financial officer of McDonnell Douglas Corporation.

Motherway has been president of the Realty Company since 1991. His experience with McDonnell Douglas also includes 11 years with the Finance Company. He holds a juris doctorate from St. Louis University School of Law and resides in Santa Ana, California.

Thomas J. Lawlor, Jr., currently a director and formerly an officer of the Finance Company, has also been named Senior Vice President - Chief Financial Officer of the Finance Company.
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                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                        McDonnell Douglas Finance Corporation



July 7, 1994                            /s/ Douglas E. Scudamore
                                        Douglas E. Scudamore
                                        Vice President - Controller and
                                        Registrant's Authorized Officer